Exhibit 4.6

                             STOCK OPTION AGREEMENT
                         FIRSTPLUS FINANCIAL GROUP, INC.

         A Nonqualified Stock Option (the "Option") for a total of Two Hundred Eighty Thousand (280,000) shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of FIRSTPLUS Financial Group, Inc. (the "Company"), is hereby granted to William G. Joiner (the "Optionee") pursuant to the terms of this Option Agreement (the "Option Agreement"). This Option Agreement supercedes the Option Agreement, dated February 28, 1997, between the optionee and the Company under the Company's 1995 Employee Stock Option Plan.

         Section 1. Exercise Price. The exercise price is $33.50 for each Share.

         Section 2. Exercise of the Option. This Option may be exercised at any time during the term of this Option, in whole or in part with respect to Shares that have vested. Shares subject to this Option shall vest in equal one-third shares on the first, second and third anniversaries of the date hereof. The Company may in its sole discretion accelerate the date on which any Option may be exercised. Notwithstanding the foregoing, this Option shall become fully exercisable upon the occurrence of certain significant corporate events described in Section 2(e) below.

                    (a) Method of  Exercise.  Options  shall be deemed  properly exercised when:

                         (i) the Company  has  received  written  notice of such
                    exercise, stating the number of Shares that are being purchased, delivered to the Company and signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Company, of the right of such person or persons to exercise the Option;

                         (ii) full payment of the  exercise  price of the Shares
                    as to which the Option is exercised has been tendered to the Company; and

                         (iii) arrangements that are satisfactory to the Company
                    in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Company determines to be necessary for the company to withhold in accordance with applicable federal or state income tax withholding requirements.

                    (b) Payment. The exercise price of any shares purchased shall be paid in cash, by certified or cashier's check, by money order, by personal check (if approved by the Company), or in Common Stock owned by such Optionee (if Optionee owned such Common Stock for six months prior to using such stock to exercise the Option) or by a combination of the above. If the exercise price is paid in whole or in part with shares of Common Stock of the Company, such Common Stock shall be valued at its Fair Market Value on the date of exercise. Any Common Stock delivered in satisfaction of all or a portion of the exercise price shall be duly endorsed for transfer and assignment to the Company.

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                    (c) Restrictions on Exercise.

                         (i) This Option may not be exercised if the issuance of
                    the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the exercise of this Option, the Company may require the exercising person to make any agreements and undertakings that may be required by any applicable law or regulation.

                         (ii) As soon as  practicable  after  execution  of this
                    Option by both parties, the Company will use its best efforts to file a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Act") and use its best efforts to cause the registration statement to go effective prior to the earliest time at which the Shares may be issued upon exercise of this Option. Any Shares issued upon the exercise of this Option without registration of such Shares under the Act, shall be restricted securities subject to the terms of Rule 144 under the Act. The certificates representing any such unregistered Shares shall bear an appropriate legend restricting transfer and the transfer agent of the Company shall be given stop transfer instructions with respect to such Shares.

                         (iii) This Option may not be exercised  if, in the good
                    faith judgment of the Board of Directors of the Company or the Board's designee, the issuance of the Shares upon such exercise or the sale thereof would violate the Company's written policy regarding sales or purchases of the Company's Common Stock then in effect or if the Company proposes to file a registration statement with respect to selling additional shares of the Company's Common Stock and the underwriters reasonably believe that the issuance of the
                    Shares upon such exercise or the sale thereof will jeopardize the success of the offering.

                    (d) Surrender of Option. If this Option is exercised in part by the Optionee, the Optionee shall, if requested, deliver this Option Agreement and any other written agreements with respect to this Option to the Company to be endorsed with a notation of such exercise and returned to the Optionee.

                    (e) Certain  Corporate  Events. On the date thirty (30) days prior to any occurrence described in this Section (2)(e)(i), (ii) or (iii), but only where such anticipated occurrence actually takes place, notwithstanding the exercise schedule in this Option Agreement, this Option shall immediately become exercisable in full where there (i) is any transaction (which shall include a series of transactions occurring within sixty (60) days or occurring pursuant to a plan) that has the result that shareholders of the Company immediately before such transaction cease to own at least 51% of (x) the voting stock of the Company or (y) any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction; (ii) is a merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive; or (iii) is a sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company.



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         Section 3. Term of Option.  This Option may not be exercised  after the expiration of ten (10) years from the date hereof and is subject to earlier termination as provided in Section 4. In addition, this Option is subject to cancellation by the Company upon a significant corporate event as provided in
Section 4 below. This Option may be exercised during such times only in accordance with the terms of this Option Agreement.

         Section 4. Termination of Option Period.

                    (a)  The   unexercised   portion   of  this   Option   shall
               automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                         (i) termination of Optionee's employment pursuant to Subsection 6.1 of Optionee's Executive Employment Agreement of even date herewith; or

                         (ii) the tenth (10th) anniversary of the date hereof of
                    this Option.

                    (b) The  Company  in its  sole  discretion  may,  by  giving written notice (a "Cancellation Notice") cancel, effective upon the date of the consummation of any of the transactions described in Section 2(e), all or any portion of this Option that remains unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval of such transaction.

         Section 5.  Adjustment of Shares.

                    (a) If at any time while unexercised Options are outstanding hereunder, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares, then, and in such event, appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to this Option, so that the same proportion of the Company's issued and outstanding shares shall remain subject to purchase at the same aggregate exercise price.

                    (b) The  Company may change the terms of this  Option,  with respect to the exercise price or the number of Shares subject to this Option, or both, when, in the Company's sole discretion, such adjustments become appropriate by reason of any significant corporate transaction.

                    (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to this Option.


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                    (d) Without  limiting the generality of the  foregoing,  the existence of this Option shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to this Option; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         Section 6. Non-Assignability of Option. This Option may not be trans-ferred or assigned by the Optionee other than by will or by the laws of descent and distribution.

         Section 7. Issuance of Shares. No person shall be, or have any rights or privileges of, a shareholder of the Company with respect to any of the Shares subject to this Option unless and until certificates representing such Shares have been issued and delivered to such person. As a condition of an issuance of a stock certificate for Shares, the Company may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Option Agreement or any law or regulation, including, but not limited to, the following:

                    (a) The Optionee's representation and warranty to the Company, at the time the Option is exercised, that the Shares to be issued are being acquired for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                    (b) the Optionee's representation,  warranty or agreement to be bound by any legends that are, in the opinion of the Company, necessary or appropriate to comply with the provisions of any securities law deemed by the Company to be applicable to the issuance of the Shares and to be endorsed upon the certificates representing the Shares.

         Section 8.  Administration of this Option.

                    (a)   The   determinations   and  the   interpretation   and
               construction of any provision of this Option by the Company shall be final and conclusive.

                    (b) Subject to the express  provisions  of this Option,  the
               Company  shall  have the  authority,  in its  sole  and  absolute discretion (i) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Option; (ii) to construe the terms of this Option; (iii) as provided in
               Section 5, upon certain events to make appropriate adjustments to the exercise price and number of Shares subject to this Option; and (iv) to make all other determinations and perform all other acts necessary or advisable for administering this Option, including the delegation of such ministerial acts and responsibilities as the Company deems appropriate. The Company may correct any defect or supply any omission or reconcile any inconsistency in this Option in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Company shall have full discretion to make all determinations on the matters referred to in this Section 8(b), and such determinations shall be final, binding and conclusive.


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         Section 9.  Government  Regulations.  The granting and exercise of this
Option and the obligation of the Company to sell and deliver Shares under this Option, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         Section 10. Law Governing. THIS OPTION IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE.

         Section 11. Notices. All notices and other communications that are required to be or may be given under this Option Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, transmitted by confirmed telecopy, upon receipt after dispatch by courier or by certified or registered mail, postage prepaid, to the party to whom the notice is given. Notices shall be given at the address under the signature of the appropriate party to this Option Agreement or to such other address as such party may designate by giving written notice to the other party to this Option Agreement.

         Section 12. Miscellaneous.

                    (a) The  grant of this  Option is in  addition  to any other compensation that may be paid to the Optionee or other stock option plans of the Company or other benefits with respect to the Optionee's position with or relationship to the Company or its subsidiaries. This Option shall not confer upon the Optionee the right to continue as an employee, consultant or advisor, or interfere in any way with the rights of the Company to terminate the Optionee's status as an employee, consultant or advisor.

                    (b) The  members of the Board of  Directors  of the  Company shall not be liable for any act, omission or determination taken or made in good faith with respect to this Option, and members of the Board shall, in addition to all other rights of indemnification and reimbursement, be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, liability or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, damage, liability or expense to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

                    (c) Any issuance or transfer of Shares to the  Optionee,  or to the Optionee's legal representative, heir, legatee, or distributee, in accordance with the provisions of this Option, shall, to the extent thereof, be in full satisfaction of all claims of such persons under this Option. The Company may require the Optionee, or any legal representative, heir, legatee or distributee as a condition precedent to such payment or issuance or transfer of Shares, to execute a release and receipt for such payment or issuance or transfer of Shares in such form as it shall determine.



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                    (d) Neither the Board nor the Company guarantees Shares from loss or depreciation.

                    (e) All expenses incident to the administration, termination, or protection of this Option, including, but not limited to, legal and accounting fees, shall be paid by the Company; provided, however, the Company may recover any and all damages, fees, expenses and costs arising out of any actions taken by the Company to enforce its rights under this Option.

                    (f) Records of the Company shall be conclusive for all purposes under this Option, unless determined by the Board to be incorrect.

                    (g) Any action  required  of the  Company  relating  to this
               Option shall be by resolution of the Board or by a person authorized to act by resolution of the Board.

                    (h) If any provision of this Option is held to be illegal or invalid for any reason,  the  illegality or invalidity  shall not affect the remaining provisions of this Option, but such provision shall be fully severable, and this Option shall be construed and enforced as if the illegal or invalid provision had never been included in this Option.

                    (i) Whenever any notice is required or permitted  under this
               Option, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Option shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified by written notice delivered in accordance with this subsection or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this subsection. The Company or the Optionee may change, at any time and from time to time, by written notice to the other, the address that was previously specified for receiving notices. Until changed in accordance with this Option, the Company and the Optionee shall specify as its or his address for receiving notices the address set forth in this Option pertaining to the Shares to which such notice relates.

                    (j) Any person  entitled  to notice  under  this  Option may waive such notice.

                    (k) This  Option  shall be binding  upon the  Optionee,  his legal representatives, heirs, legatees and distributees upon the Company, its successors, and assigns, and upon the Board and its successors.

                    (l) The titles and  headings of Sections  are  included  for convenience of reference only and are not to be considered in construction of this Option's provisions.

                    (m) Words used in the masculine  shall apply to the feminine where applicable, and wherever the context of this Option dictates, the plural shall be read as the singular and the singular as the plural.



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Date hereof:                                     FIRSTPLUS FINANCIAL GROUP, INC.

February 27, 1997
                                                 By:
                                                       -------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                       -------------------------
Address:

1600 Viceroy Dr.
Dallas, Texas 75235



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         Optionee  hereby  accepts  this  Option  subject  to all the  terms and provisions of this Option Agreement.



                                                  By:
                                                       -------------------------
                                                       William G. Joiner
                                                       Optionee


                                             -----------------------------------
                                               (Social Security No.)

Address:
9 Lagunita
Laguna Beach, California 92651





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